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                                                                   EXHIBIT 10.1



                          SECURITIES PURCHASE AGREEMENT

         Securities Purchase Agreement (this "Agreement") made as of this 28th day of March, 2003, by and between Corrections Corporation of America, a Maryland corporation (the "Company"), the parties set forth on the signature pages attached hereto (collectively, the "Noteholders") and MDP Ventures IV LLC, a New York limited liability company.

         WHEREAS, the Noteholders, as of the date hereof, own all of the $40,000,000 principal amount of 10% Convertible Subordinated Notes due December 31, 2008 (the "Notes") issued by the Company, in such amounts as are set forth on Schedule A hereto;

         WHEREAS, the Notes are convertible, at the option of the Noteholders, into shares of common stock, par value $0.01 per share (the "Common Stock"), of the Company; and

         WHEREAS, the Company desires to purchase from the Noteholders all of the shares of Common Stock issuable upon conversion of the Notes and the Noteholders desire to convert the Notes into shares of Common Stock and sell such shares of Common Stock to the Company, in accordance with the terms of this Agreement, in full satisfaction of the obligations of the Company and its affiliates under the Notes.

         NOW, THEREFORE, in consideration of the mutual promises, covenants, conditions and agreements herein contained, the parties hereto, intending to be legally bound, agree as follows:

                                   ARTICLE I.
                   CONVERSION OF NOTES AND PURCHASE OF SHARES

         1.1 Subject to the terms and conditions of this Agreement, the Noteholders hereby agree at the Closing (as defined herein) to convert the Notes into the Exchange Shares (as defined herein). The Notes set forth on Schedule A constitute all of the outstanding Notes issued pursuant to that certain Note Purchase Agreement dated December 31, 1998, as amended pursuant to that certain Waiver and Amendment dated as of June 30, 2000 (as so amended, the "Note Purchase Agreement"). Capitalized terms used herein and not defined herein shall have the meanings ascribed thereto in the Note Purchase Agreement.

                (a) Notwithstanding anything to the contrary in the Note Purchase Agreement, any conversion of the Notes into the Exchange Shares shall be revoked automatically in the event that this Agreement is terminated pursuant to Article VIII hereof, or in the event that the Company does not pay the full amount of the Purchase Price (as defined herein) to the Noteholders at the Closing.

                (b) "Exchange Shares" means that number of shares of Common Stock into which the Notes would be converted on the Closing Date (as defined herein) in accordance with Section 13 of the Note Purchase Agreement.

         1.2 Subject to the conversion of the Notes into the Exchange Shares as contemplated by Section 1.1 of this Agreement, the Noteholders agree at the Closing to sell, transfer and


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convey the Exchange Shares to the Company, free and clear of all liens, claims, charges, restrictions, security interests, equities, proxies, pledges or other encumbrances of any kind (collectively, "Encumbrances"), other than any Encumbrances that are created or granted by the Company.

                                  ARTICLE II.
                                  CONSIDERATION

         2.1 Purchase Price. The purchase price (the "Purchase Price") for the Exchange Shares shall be paid in cash to the Noteholders at the Closing and shall be equal to the sum of the following:

                (a) the "Base Purchase Price," which for purposes of this Agreement means an amount equal to the product of the number of Exchange Shares multiplied by the Offering Price (as defined herein); and

                (b) the "Contingent Interest Payment," which for purposes of this Agreement means the amount of Contingent Interest payable with respect to the Notes as determined in accordance with Section 2.5 of the Note Purchase Agreement, from the issue date of the Notes through and including the Closing Date. By way of illustration, assuming a Closing Date of December 31, 2003, the Contingent Interest Payment on such date, calculated in accordance with Section
2.5 of the Note Purchase Agreement, would be $17,063,944.00. In the event that the Closing Date occurs prior to December 31, 2003, such Contingent Interest Payment shall be subject to decrease, computed on a pro rated daily basis in accordance with Section 2.5 of the Note Purchase Agreement.

The "Offering Price" means the greater of (i) the Guaranteed Share Price and
(ii) the highest gross offering price to the public per share (without any deduction or set-off) of the Common Stock in any equity offering comprising the Equity Offering (as defined herein). For purposes of this Agreement, the "Guaranteed Share Price" means $16.83 per share, subject to adjustment, if, and on the same basis as, the Conversion Rate (as defined in the Note Purchase Agreement) is adjusted after the date hereof pursuant to the Note Purchase Agreement. In no event shall the Base Purchase Price be less than $56,597,590.00, and for each $0.01 that the Offering Price per share is greater than $16.83 (subject to adjustment, if, and on the same basis as, the Conversion Rate is adjusted after the date hereof pursuant to the Note Purchase Agreement), the Base Purchase Price shall be increased above $56,597,590.00 by $33,628.90.

         2.2 Payment of Purchase Price. At the Closing, the Company shall deliver by wire transfer, pursuant to the instructions provided by each Noteholder as set forth on Schedule B hereto, each Noteholder's pro rata portion of the Purchase Price. Each Noteholder's pro rata portion of the Purchase Price is set forth on Schedule A.



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                                  ARTICLE III.
                       CLOSING; OBLIGATIONS OF THE PARTIES

         3.1 Closing Date. The closing (the "Closing") of the purchase and sale of the Exchange Shares pursuant to this Agreement shall take place and be effective for all purposes upon the date of closing of, and receipt of the proceeds from a public offering of Common Stock by the Company at a gross price to the public of not less than $15.79 per share (subject to adjustment, if, and on the same basis as, the Conversion Rate is adjusted after the date hereof pursuant to the Note Purchase Agreement) resulting in gross proceeds to the Company (before any underwriting discount or offering expenses) of at least $100,000,000 (any such offering or series of offerings resulting in such gross proceeds, the "Equity Offering") (the date upon which such Closing occurs is referred to as the "Closing Date"). The Closing shall occur at the offices of Bass, Berry & Sims PLC, Nashville, Tennessee or as otherwise mutually agreed to by the Company and such Noteholders holding a majority of the Exchange Shares, on an as converted basis. In the event that the Equity Offering is comprised of more than one public offering of the Common Stock of the Company, (i) if the aggregate gross proceeds from such offerings equal or exceed $100,000,000, then the Closing shall occur concurrently with such public offering that causes the aggregate gross proceeds from all such public offerings of the Common Stock of the Company during the term hereof to equal or exceed $100,000,000 and (ii) if any of such public offerings are made at a gross price to the public of $15.79 or more per share (subject to adjustment, if, and on the same basis as, the Conversion Rate is adjusted after the date hereof pursuant to the Note Purchase Agreement), such requirement that the public offering be at a price per share at least equal to $15.79 shall be deemed satisfied.

         3.2 Obligations of the Parties at Closing.

                (a) At the Closing, the Company shall deliver to the
        Noteholders:

                        (i) the Purchase Price as specified in Section 2.1 of
                this Agreement;

                        (ii) accrued and unpaid interest on the Notes at the
                rate of 10% per annum from the last date on which interest thereon was paid to and including the Closing Date; and

                        (iii) a certificate of the Company certifying as to the
                accuracy of the Company's representations and warranties at and as of the Closing Date and that the Company has performed or complied with all of the covenants, agreements, terms, provision and conditions to be performed or complied with by the Company at or before Closing Date.

                (b) At the Closing Date, the Noteholders shall deliver to the
        Company:

                        (i) the certificates evidencing the Notes (or an
                affidavit of lost note in lieu thereof) and a Conversion Notice (as defined in the Note Purchase Agreement) therefor; and



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                        (ii) a certificate of each Noteholder certifying as to
                the accuracy of such Noteholder's representations and warranties at and as of the Closing Date and that they have performed or complied with all of the covenants, agreements, terms, provisions and conditions to be performed or complied with by the Noteholder at or before the Closing Date.

                                  ARTICLE IV.
                REPRESENTATIONS AND WARRANTIES OF THE NOTEHOLDERS

         Each Noteholder, severally but not jointly, hereby represents and warrants to the Company as follows:

         4.1 Ownership of Notes; Authorization. The Noteholder represents and warrants that (i) such Noteholder owns the Notes set forth beside its name on Schedule A, free and clear of all Encumbrances, other than any Encumbrances that are created or granted by the Company; and (ii) such Noteholder has full power and authority to enter into this Agreement and perform its obligations hereunder and carry out the transactions contemplated hereby. The Noteholder hereby authorizes the conversion of the Notes that it holds into the Exchange Shares at the Closing in order to effect the transactions contemplated hereby. Upon the Closing and the payment of all amounts due hereunder, the Noteholder affirms the cancellation of the Notes that it holds.

         4.2 Validly and Enforceability. This Agreement constitutes a legal, valid and binding agreement of the Noteholder, enforceable in accordance with its terms.

         4.3 No Violation. The execution and delivery of this Agreement by the Noteholder does not, and the consummation of the transactions contemplated hereby will not, (a) violate any provision of, or result in the creation of any lien or security interest under, any agreement, indenture or other instrument to which such Noteholder is a party or by which such Noteholder's assets or properties are bound; (b) violate any organizational or governing agreement of such Noteholder; (c) violate any order, arbitration award, judgment, writ, injunction, decree, statute rule or regulation applicable to such Noteholder; or
(d) violate any other contractual or legal obligation or restriction to which such Noteholder or its property is subject.

         4.4 Consents and Approvals. The Noteholder has obtained all consents, approvals, authorizations or orders necessary for the authorization, execution and performance of this Agreement by such Noteholder.

                                   ARTICLE V.
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company hereby represents and warrants to each Noteholder as follows:

         5.1 Organization and Good Standing. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Maryland and



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has full corporate power and authority to enter into this Agreement, to consummate the transactions contemplated hereby and to fulfill its obligations hereunder.

         5.2 Authorization. The Board of Directors of the Company has taken all action required by law, its Charter, its Bylaws and otherwise to authorize the execution and delivery by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby.

         5.3 Valid and Binding Agreement. This Agreement constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

         5.4 No Violation. The execution and delivery of this Agreement by the Company does not, and the consummation of the transactions contemplated hereby will not, (a) subject to the consent set forth in Section 7.1(a) of this Agreement, violate any provision, or result in the creation of any lien or security interest under, any agreement, indenture, instrument, lease, security agreement, mortgage or lien to which the Company or any of its subsidiaries is party or by which it or they are bound; (b) violate any provision of the Company's Charter or Bylaws; (c) violate any order, arbitration award, judgment, writ, injunction, decree, statute, rule or regulation applicable to the Company or any of its subsidiaries; or (d) violate any other contractual or legal obligation or restriction to which the Company or any of its subsidiaries or its or their property is subject.

         5.5 Consents and Approvals. Except for the consent set forth in Section 7.1(a) of this Agreement, the Company has obtained all consents, approvals, authorizations or orders necessary for the authorization, execution and performance of this Agreement by the Company.

         5.6 Solvency. The Company is, and upon the consummation of the transactions contemplated hereby will continue to be, Solvent. The Company shall be deemed to be "Solvent" as of any date of determination, if (i) the Company's liabilities, other than liabilities to its stockholders on account of their interests as stockholders (and other than liabilities for which the recourse of creditors is limited to certain property), does not exceed the fair value of the assets of the Company, except that the fair value of property that is subject to a liability for which the recourse of creditors is limited to such property shall be included in the assets of the Company only to the extent that the fair value of the property exceeds such liability; (ii) the Company's capital is not unreasonably small in relation to its business or any contemplated or undertaken transaction; and (iii) the Company does not intend to incur, nor does it reasonably believe that it will incur, debts beyond its ability to pay such debts as they become due.

                                  ARTICLE VI.
                                   COVENANTS

         6.1 Release by the Company. In consideration of the sale of the Exchange Shares, at the Closing, the Company will deliver to each of the Noteholders a release containing the following operative language:



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         "The Company forever settles, releases, waives and acquits the
         Noteholders, their respective predecessors, successors, purchasers, benefit plans, subsidiaries, assigns, affiliates and the officers, agents, directors, or employees of any of them of and from any and all claims, liabilities, controversies, damages, actions, cause or causes of action, suits, demands, debts, obligations, indebtedness, breaches of contract, breaches of duty or any relationship, acts, omissions, malfeasance, sums of money, accounts, compensations, contracts, controversies, promises, damages, costs, losses and expenses of every type, kind, nature, description or character and irrespective of how, why or by reason of what facts, whether heretofore or then existing or thereafter discovered, or which could, might or may be claimed to exist, of whatever kind or name, whether known or unknown, suspected or unsuspected, liquidated or unliquidated, whether at law, equity or in administrative proceedings, whether at common law or pursuant to federal, state or local statute, each as though fully set forth therein at length, which either one, or any one or more of them, ever had, now have or which may result from the existing or past state of things, from the beginning of the world to the end of the day upon which such release is executed which arise out of or in connection with the Notes and the Note Purchase Agreement."

         6.2 Release by the Noteholders. In consideration of the sale of the Exchange Shares, at the Closing, each of the Noteholders will deliver to the Company a release containing the following operative language:

         "The Noteholder forever settles, releases, waives and acquits the Company, its predecessors, successors, purchasers, benefit plans, subsidiaries, assigns, affiliates and the officers, agents, directors, or employees of any of them of and from any and all claims, liabilities, controversies, damages, actions, cause or causes of action, suits, demands, debts, obligations, indebtedness, breaches of contract, breaches of duty or any relationship, acts, omissions, malfeasance, sums of money, accounts, compensations, contracts, controversies, promises, damages, costs, losses and expenses of every type, kind, nature, description or character and irrespective of how, why or by reason of what facts, whether heretofore or then existing or thereafter discovered, or which could, might or may be claimed to exist, of whatever kind or name, whether known or unknown, suspected or unsuspected, liquidated or unliquidated, whether at law, equity or in administrative proceedings, whether at common law or pursuant to federal, state or local statute, each as though fully set forth therein at length, which either one, or any one or more of them, ever had, now have or which may result from the existing or past state of things, from the beginning of the world to the end of the day upon which such release is executed which arise out of or in connection with the Notes and the Note Purchase Agreement; provided however, that such release shall not relate to any securities of the Company that are owned by the Noteholder other than the Notes and the Exchange Shares."

         6.3 Agreement Not to Purchase, Sell or Convert. Each Noteholder hereby agrees, until the earlier of the Closing Date and the date on which this Agreement is validly terminated pursuant to Article VIII hereof, that without the prior written consent of the Company such Noteholder shall not, and shall cause its affiliates not to, directly or indirectly, other than as contemplated by this Agreement, (i) purchase, contract to purchase or otherwise acquire any





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shares of the Company's capital stock, other than through the purchase of any shares in a mutual fund or similar discretionary investment vehicle which invests from time to time in such capital stock, (ii) offer, pledge, sell, contract to sell, grant any option or right to purchase or for the sale of or lend or otherwise dispose of or transfer (collectively, "Transfer") the Notes held by such Noteholder or the Company's capital stock or any securities convertible into or exchangeable or exercisable for or repayable with the Company's capital stock, other than the 28,587 shares of the Company's Common Stock owned by the Noteholders or their affiliates (the "Noteholder Shares") as of the date hereof; provided that such Noteholder Shares shall not be Transferred during the ten business day period following the receipt by the Noteholders of written notice from the Company of the Company's intent to consummate a public offering of its Common Stock (which such notice may not be given more than three (3) times during the term of this Agreement), (iii) demand or request that the Company file any registration statement under the Securities Act of 1933, as amended, with respect to the Exchange Shares other than as contemplated below, (iv) other than as contemplated hereby, enter into any swap or any similar transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of any equity or debt securities of the Company or (v) deliver a Conversion Notice to the Company with respect to the Notes held by such Noteholder. Notwithstanding the foregoing, if the Closing has not occurred on or before September 30, 2003, the Company shall use commercially reasonable efforts to prepare and file a Registration Statement on Form S-3, if eligible to use such form, (or to file a post-effective amendment to the Company's Registration Statement on Form S-1 to effect a change in such form to make it a Registration Statement on Form S-3) with the Securities and Exchange Commission as soon as practicable thereafter with respect to the Exchange Shares in accordance with the terms of the Registration Rights Agreement (as defined in the Note Purchase Agreement) and shall use commercially reasonable efforts to have such Registration Statement declared effective by the Securities and Exchange Commission by December 31, 2003. The last sentence of this Section 6.3 shall survive the termination of this Agreement pursuant to Article VIII hereof.

         6.4 Payment of Interest on the Notes. The Company acknowledges that until the Closing Date, interest will continue to accrue on the Notes at the rate of 10% per annum in accordance with the Note Purchase Agreement and will be payable as set forth therein.

         6.5 Abandonment of Proposed Transactions. If the Company decides to abandon the Equity Offering at any time prior to December 31, 2003, the Company shall notify the Noteholders of such abandonment and this Agreement will terminate upon receipt of such notice by the Noteholders. For purposes of this
Section 6.5, any abandonment shall be in the sole discretion of the Company; any action taken by or inaction of the Company shall not be deemed to be an abandonment of the Equity Offering; and notice of abandonment shall be given in writing signed by the Chief Executive Officer or Chief Financial Officer of the Company. The Noteholders acknowledge that the power to abandon the Equity Offering is solely within the discretion of the Company and that the Company's decision to undertake the Equity Offering at any time prior to December 31, 2003 will likely be affected by market conditions, conditions affecting the Company specifically, and the ability of the Company to obtain the consents described herein. The Noteholders further acknowledge that they shall have no right to claim any termination of their obligations under this Agreement on account of abandonment by the Company of the Equity Offering unless and until the Company gives the written notice specified herein.




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         6.6 Amendment to Note Purchase Agreement. The Company and the
Noteholders agree that this Section 6.6 shall operate to amend the Note Purchase Agreement as follows, which amendment shall inure to the benefit of each of the Noteholders and their respective successors and assigns:

                (a) Section 2.5 of the Note Purchase Agreement is hereby amended by deleting in its entirety the current Section 2.5 and replacing it with the following new Section 2.5:

                  "2.5 Contingent Interest. Upon each of (x) December 31, 2003 and (y) repayment of the Notes (whether at Maturity, as a result of the occurrence of a Repurchase Right Event, optional prepayment, a Termination Event or otherwise) (each a "Contingent Interest Payment Date"), Investor shall receive contingent interest ("Contingent Interest"), payable in cash, in an amount that would be sufficient to permit Investor to receive an IRR of 15.5% on the principal amount of the Notes (computed without regard to the payment of any interest that accrued at the Default Rate); provided, however, that Investor shall not be entitled to receive Contingent Interest with respect to the principal amount of any Notes that have been converted into Common Stock pursuant to Section 13 on or before such Contingent Interest Payment Date."

                (b) Section 15.17 of the Note Purchase Agreement is hereby amended by deleting in its entirety the definition of "Target Price Condition."

                (c) Notwithstanding the foregoing, for purposes of this Agreement, the proviso in the amended Section 2.5 of the Note Purchase Agreement above shall not eliminate, limit or restrict the payment of the Contingent Interest Payment component of the Purchase Price set forth in Section 2.1(b) hereof.

                (d) If this Agreement is terminated on or prior to December 31, 2003, pursuant to the terms of Section 2.5 of the Note Purchase Agreement, as amended by this Section 6.6, the Company shall nonetheless be required, pursuant to the Note Purchase Agreement as amended by this Section 6.6, to pay to the Noteholders the Contingent Interest accruing on the Notes (other than with respect to any Notes that are converted into Common Stock pursuant to Section 13 of the Note Purchase Agreement after the date of such termination and on or prior to the date that such payment of Contingent Interest is required to be made under the Note Purchase Agreement) calculated as set forth in the Note Purchase Agreement. For purposes of illustration, if this Agreement is terminated on or prior to December 31, 2003 (including, but not limited to, as a result of the Closing not occurring on or prior to December 31, 2003), the Company shall pay to the Noteholders on December 31, 2003 the amount of $17,063,944.00 (or, if a portion of the Notes have been converted into Common Stock after the date of such termination and on or prior to December 31, 2003, the pro rata portion thereof in respect of the principal amount of Notes outstanding that have not been converted into Common Stock as of such date) in respect of Contingent Interest to and including such date, which payment of Contingent Interest shall be made to the Noteholders based upon their pro rata portion as set forth on Schedule A hereto.




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                                  ARTICLE VII.
                                   CONDITIONS

         7.1 Conditions to the Company's Obligations. All obligations of the Company hereunder are subject to the fulfillment, or waiver by the Company in its sole discretion, prior to or at the Closing, of each of the following:

                (a) Receipt of the consent of the Required Lenders under the Company's Third Amended and Restated Credit Agreement dated May 3, 2002 (the "Senior Credit Facility"). For purposes hereof, the "Required Lenders" shall mean the lenders under the Senior Credit Facility whose consent to the transactions contemplated by this Agreement and the related financing transactions conducted by the Company and the redemption of all of the outstanding shares of Series A Preferred Stock, par value $0.01 per share, of the Company (the "Series A Preferred Stock") is required in order to permit such transactions to be consummated.

                (b) The Company shall have consummated the Equity Offering and the net proceeds therefrom, together with other cash and financing proceeds then available to the Company, shall be sufficient to pay the Purchase Price and to redeem all of the shares of Series A Preferred Stock that are issued and outstanding as of the Closing Date.

                (c) The Noteholders shall have delivered to the Company the release contemplated by Section 6.2 hereof.

                (d) The representations and warranties made by Noteholders in this Agreement shall be true when made and at and as of the Closing Date as though such representations and warranties were made at and as of the Closing Date.

                (e) The Noteholders shall have performed and complied with all covenants, agreements, obligations and conditions required by this Agreement to be so complied with or performed at or prior to the Closing Date.

         7.2 Conditions to the Noteholders' Obligations. All obligations of the Noteholders hereunder are subject to the fulfillment, or waiver by the Noteholders holding a majority of the Exchange Shares on an as-converted basis in their sole discretion, prior to or at the Closing, of each of the following:

                (a) Receipt of the consent of the Required Lenders under the Senior Credit Facility as set forth in Section 7.1(a) hereof.

                (b) The Company shall have consummated the Equity Offering.

                (c) The Company shall have delivered to the Noteholders the release contemplated by Section 6.1 hereof.

                (d) The representations and warranties made by the Company in this Agreement shall be true when made and at and as of the Closing Date as though such representations and warranties were made at and as of the Closing Date.



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                                 ARTICLE VIII.
                                   TERMINATION



                (e) The Company shall have performed and complied with all covenants, agreements, obligations and conditions required by this Agreement to be so complied with or performed at or prior to the Closing Date.

         8.1 This Agreement may be terminated at any time prior to the Closing:

                (a) By mutual agreement of the Company and each of the Noteholders.

                (b) By the Company, if there has been a material violation or breach by any Noteholder of any of the agreements, representations or warranties contained in this Agreement which has not been waived in writing.

                (c) By the Noteholders holding a majority of the Exchange Shares on an as-converted basis, if there has been a material violation or breach by the Company of any of the agreements, representations or warranties contained in this Agreement which has not been waived in writing.

                (d) By the Noteholders holding a majority of the Exchange Shares on an as-converted basis, if a Default (as defined in the Note Purchase Agreement) or Event of Default (as defined in the Note Purchase Agreement) has occurred under the Note Purchase Agreement after the date of this Agreement.

                (e) By either the Company or the Noteholders holding a majority of the Exchange Shares on an as-converted basis if the other makes an assignment for the benefit of creditors, files a voluntary petition in bankruptcy or seeks or consents to any reorganization or similar relief under any present or future bankruptcy act or similar law, or is adjudicated a bankrupt or insolvent, or if a third party commences any bankruptcy, insolvency, reorganization or similar proceeding involving the other.

                (f) Automatically upon the Company's delivery of notice to the Noteholders of its intention to abandon the Equity Offering as described in
Section 6.5 hereof.

         8.2 At the close of business on December 31, 2003, this Agreement shall terminate automatically, without any action by the parties hereto, if the Closing shall not have occurred on or before such date.

                                  ARTICLE IX.
                                  MISCELLANEOUS

         9.1 Expenses. All fees and expenses relating to this Agreement and relating to the Equity Offering and any other related financing transactions incurred by the Company, including, without limitation, all legal fees and expenses, shall be borne by the Company, and all fees and expenses incurred by the Noteholders in connection with the preparation and negotiation of this Agreement shall be borne by the Noteholders, except that the Company shall



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pay the reasonable fees and expenses of one counsel for the Noteholders in connection with the preparation and negotiation of this Agreement, subject to a maximum of $10,000.

         9.2 Survival of Representations. All representations, warranties, covenants and agreements by the parties contained in this Agreement shall survive the Closing and any investigation at any time made by or on behalf of any party hereto.

         9.3 Assignability; Parties in Interest.

                (a) Neither the Company nor the Noteholders may assign, transfer or otherwise dispose of any of their rights hereunder without the prior written consent of the other parties hereto.

                (b) All the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the respective heirs, successors, permitted assigns and legal or personal representatives of the parties hereto.

         9.4 Entire Agreement; Amendments. This Agreement, including the exhibits, Schedules, lists and other documents and writings referred to herein or delivered pursuant hereto, which form a part hereof, contains the entire understanding of the parties with respect to its subject matter. There are no restrictions, agreements, promises, warranties, covenants or undertakings other than those expressly set forth herein or therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to its subject matter. This Agreement may be amended only by a written instrument duly executed by all parties or their respective heirs, successors, assigns or legal personal representatives. Any condition to a party's obligations hereunder may be waived but only by a written instrument signed by the party entitled to the benefits thereof. The failure or delay of any party at any time or times to require performance of any provision or to exercise its rights with respect to any provision hereof, shall in no manner operate as a waiver of or affect such party's right at a later time to enforce the same.

         9.5 No Waiver of Rights Under the Notes. Nothing in this Agreement shall be construed to operate as a waiver by any of the Noteholders of any of their respective rights under the Notes or the Note Purchase Agreement. The Note Purchase Agreement and the Registration Rights Agreement, dated as of December 31, 1998, shall each remain in full force and effect, except as expressly modified pursuant hereto, until the consummation of all of the transactions contemplated by this Agreement.

         9.6 Headings. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretations of this Agreement.

         9.7 Severability. If any particular provision of this Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

         9.8 Notices. All notices, requests, claims, demands and other communications hereunder shall be deemed to have been duly given if delivered or mailed (registered or certified mail, postage prepaid, return receipt requested) as follows:

         If to the Company:

               Corrections Corporation of America
               10 Burton Hills Boulevard
               Nashville, TN 37215
               Attention: General Counsel

               With a copy to:

               Bass, Berry & Sims PLC
               315 Deaderick Street, Suite 2700
               Nashville, TN 37238
               Attention: F. Mitchell Walker, Jr.

         If to a Noteholder:

               to the respective address set forth in the signature pages hereto

               With a copy to:

               Paul, Hastings, Janofsky & Walker LLP
               75 East 55th Street
               New York, New York 10022
               Attention: Jeffrey J. Pellegrino, Esq.

or to such other address as any party may have furnished to the others in writing and shall be or to such other address as any party may have furnished to the others in writing in accordance herewith, except that notices of change of address shall only be effective upon receipt.

         9.9 Governing Law; Enforcement of Judgments; Waiver of Jury Trial; Confidentiality.

                (a) The corporate law of Maryland shall govern all issues concerning the relative rights of the Company and its stockholders with respect to the Company's capital stock. All other questions concerning the construction, interpretation and validity of this Agreement shall be governed by and construed and enforced in accordance with the domestic laws of the State of New York, without giving effect to any choice or conflict of law provision or rule (whether in the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York. In furtherance of the foregoing, the internal laws of the State of New York will control the interpretation and construction of this Agreement, even if under such jurisdiction's choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily or necessarily apply.

                (b) Each of the Company and each Noteholder irrevocably submits to the exclusive jurisdiction of (i) the Supreme Court of the State of New York located in New York County, City of New York and (ii) the United States District Court for the Southern District of New York, for the purposes of any suit, action or other proceeding relating to this Agreement. Each of the Company and each Noteholder agrees to commence any action, suit or Proceeding relating hereto either in the United States District Court for the Southern District of New York, or, if such suit, action or proceeding may not be brought in such court for jurisdictional reasons, in the Supreme Court of the State of New York located in New York County, City of New York. The Company further agrees that service of process, summons, notice or document by hand delivery or U.S. registered certified mail return receipt requested in care of Bass, Berry & Sims PLC, AmSouth Center, 315 Deaderick Street, Suite 2700, Nashville, Tennessee 37238, Attention: F. Mitchell Walker, Jr. and in care of Stokes & Bartholomew, P.A., 424 Church Street, Suite 2800, Nashville, Tennessee 37219, Attention:
Elizabeth E. Moore, Esq., shall be effective service of process for any action, suit or proceeding brought against the Company in any such court. Each of the Company and each Noteholder irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding relating to this Agreement and any of the transactions contemplated hereby in (i) the Supreme Court of the State of New York located in New York County, City of New York or
(ii) the United States District Court for the Southern District of New York and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

                (c) The Company agrees, to the fullest extent it may effectively do so under applicable law, that a judgment in any suit, action, or proceeding of the nature referred to in Section 9.9(b) hereof brought in any such court shall be conclusive and binding upon the Company and may be enforced in the courts of the United States of America or the State of New York (or any other court to the jurisdiction of which the company is or may be subject) by a suit upon such judgment.

EACH PARTY HERETO HEREBY EXPRESSLY WAIVES ITS RESPECTIVE RIGHTS TO A JURY TRIAL OR ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT AND THE CONTRACTUAL RELATIONSHIP THAT IS BEING ESTABLISHED. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS AGREEMENT, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN THEIR RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND

REPRESENTS THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS, OR MODIFICATIONS TO THIS AGREEMENT. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

                (d) Each Noteholder agrees that it will keep confidential and will not use, disclose or divulge any non-public, or confidential, proprietary or secret information which such Noteholder may obtain from the Company or its representatives in connection with this Agreement (including the terms of this Agreement and the existence hereof), unless such information is known, or until such information becomes known, to the public; provided, however, that such Noteholder may disclose such information (i) to its members, partners, directors, officers, attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with the transactions contemplated by this Agreement and will cause such persons to abide by the terms of this Section 9.9(d) or (ii) as required by applicable law or regulation, court or administrative order, or any listing or trading agreement concerning the Company.

                (e) The Company agrees that it will keep confidential and not disclose or divulge any of the terms of this Agreement; provided, however, that the Company may disclose such terms (i) to the officers and directors of the Company, or its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with this Agreement and will cause such persons to abide by the terms of this Section 9.9(e) or (ii) as required by applicable law or regulation, court or administrative order, or any listing or trading agreement concerning the Company.

         9.10 Enforcement of Agreement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

         9.11 Counterparts. This Agreement may be executed in one or more counterparts by some or all of the parties hereto, each of which counterparts shall be an original and all of which together shall constitute a single agreement.

      [Remainder of page intentionally left blank; signature pages follow]

         IN WITNESS WHEREOF, this Agreement has been duly executed by the parties set forth below as of the date first written above.


                                     CORRECTIONS CORPORATION OF AMERICA


                                     By:  /s/ Irving E. Lingo, Jr.
                                         ---------------------------------------
                                     Name: Irving E. Lingo, Jr.
                                          --------------------------------------
                                     Title:  Executive Vice President and Chief
                                            ------------------------------------
                                             Financial Officer
                                            ------------------------------------

                                     NOTEHOLDERS:

                                     INCOME OPPORTUNITY FUND I LLC

                                     By:  Millennium Development Partners V LLC,
                                          its managing member


                                     By:  /s/ Steven L. Hoffman
                                         ---------------------------------------
                                         Name: Steven L. Hoffman
                                              ----------------------------------
                                         Title:  Vice President
                                               ---------------------------------

                                     MILLENNIUM HOLDINGS II LLC


                                     By:  /s/ Steven L. Hoffman
                                         ---------------------------------------
                                         Name: Steven L. Hoffman
                                               ---------------------------------
                                         Title: Vice President
                                                --------------------------------

                                     MILLENNIUM HOLDINGS III LLC


                                     By: /s/ Steven L. Hoffman
                                        ----------------------------------------
                                        Name:  Steven L. Hoffman
                                             -----------------------------------
                                        Title:  Vice President
                                              ----------------------------------



AGREED AND ACKNOWLEDGED SOLELY
WITH RESPECT TO SECTION 6.6 HEREOF:

MDP VENTURES IV LLC


By: /s/ Steven L. Hoffman
   ------------------------------
   Name: Steven L. Hoffman
        -------------------------
   Title: Vice President
         -----------------------